Exhibit 99.2

You’ve Got VMail

Today we announced that we have entered into a definitive agreement with affiliates of One Equity Partners, the private investment arm of JP Morgan Chase & Co., pursuant to which One Equity Partners will acquire M*Modal. As a result, M*Modal will become a privately-held company once the transaction closes, which is expected to occur in the third quarter of 2012.

“M*Modal continues to reach major milestones in technological innovation, product leadership and customer successes,” noted Vern Davenport, Chairman and CEO of M*Modal. “One Equity Partners matches our passion and drive, and we believe will be the right financial partner to accelerate our strategic goals and further enhance our leadership position as the entire industry focuses on improving the cost and quality of care. Our focus is and will continue to be on serving customers through our clinical documentation services and Speech Understanding™ solutions that unlock value from the ‘unstructured’ clinical narrative.”

As employees, we anticipate you will see very little change resulting from this transaction. Following the closing, it will be in many ways business as usual as there are no immediate or planned changes in our 2012 business objectives. With our global customer base that includes over 3,000 healthcare provider organizations and a highly skilled global employee workforce of over 12,000 colleagues, One Equity Partners supports our vision and the value of our continued investment in product innovation to extend the company’s healthcare solutions to enhance clinical, financial and quality-related decision-making.

“M*Modal presents a unique opportunity to acquire a market leader in clinical documentation at a time when the company has successfully released its new generation of speech understanding solutions for healthcare,” said Dick Cashin, Managing Partner of One Equity Partners. “We will support M*Modal’s outstanding management team to invest in and build on M*Modal’s reputation for technical innovation and quality products and services as the company ramps up its delivery of powerful new solutions to enhance the processing and understanding of healthcare information.”

While this transaction is a positive event for M*Modal and its stakeholders, we must continue to focus on our execution. We have ambitious 2012 objectives to achieve so it is critical we do not get distracted from our task at hand. If anything this only raises the stakes of what is expected of us.

As today’s announcement may attract attention from the media or other interested parties, it is very important that our company speaks with one voice and, in line with company policy, we ask that you do not respond to any media inquiries directly. Please direct all media inquiries to Randy A. Drawas at 267-535-6732, Randy.Drawas@MModal.com, and all investor inquiries to Tripp Sullivan at 615-324-7335, tripp.sullivan@cci-ir.com. In the event you receive any inquiries from your customers and/or partners, these must be addressed only in strict accordance with the M*Modal Employee Q&A document regarding the proposed transaction, which can be found on the company’s intranet site.

We are in the early stages of this process and will update you on our progress as events warrant.

Thanks as always for your effort and commitment.

Sincerely,

Roger L. Davenport

Chairman and Chief Executive Officer

Important Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of M*Modal or any other securities. On the commencement date of the tender offer, affiliates of One Equity Partners will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the Securities and Exchange Commission (SEC). At or around the same time, the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The offer to purchase shares of M*Modal common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. Investors and security holders are urged to read both the tender offer statement (including an offer to purchase, a related letter of transmittal and the other offer documents) and the solicitation/recommendation statement regarding the tender offer, as they may be amended from time to time, when they become available because they will contain important information that should be read carefully before making any decision with respect to the tender offer. The tender offer statement will be filed with the SEC by affiliates of One Equity Partners, and the solicitation/recommendation statement will be filed with the SEC by M*Modal. Investors and security holders may obtain a free copy of these statements (when available), the merger agreement and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the tender offer. In addition, the tender offer statement and related documentation will be made available by an affiliate of One Equity Partners (when available) and the solicitation/recommendation statement and related documents (when available) may be obtained by directing such requests to M*Modal at Investor Relations, 9009 Carothers Parkway, Suite C-2, Franklin, Tennessee, or ir@mmodal.com.

Forward-Looking Statements

Information provided and statements contained in this communication that are not purely historical, such as statements regarding expectations about the tender offer or future business plans, prospective performance and opportunities, the expected timing of the completion of the transaction and the ability to complete the transaction considering the various closing conditions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this communication, and the Company assumes no obligation to update the information included in this communication. Statements made in this communication that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the possibility that the transaction does not close, the risk that business disruption relating to the transaction may be greater than anticipated, the failure to obtain any required financing on favorable terms and other specific risk factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the SEC). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this communication.